EMPLOYMENT AGREEMENT

THIS AGREEMENT made this XXX day of XXX 1996, between Hagler Bailly Consulting Inc., having its principal office at 1530 Wilson Boulevard, Suite 900, Arlington, VA, hereinafter called the "Corporation", and XXXX, an individual, hereinafter called the "Employee".

                          W I T N E S S E T H    T H A T:

      WHEREAS, the Corporation has adopted policies and procedures regarding personnel and office administration as incorporated, and amended from time to time, in the Corporation's "Employee Handbook".

      WHEREAS, the Corporation desires to employ the Employee and Employee desires to accept such employment on the terms and conditions set forth hereinafter and subject to the further requirements outlined in the Employee Handbook;

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Corporation and the Employee agree with each other as follows:

      1. Duties. The Corporation hereby employs the Employee with the title and duties of XXXXXXX and Employee hereby accepts such employment and agrees to serve in such capacity during the term of this Agreement. In such capacity, the Employee shall have and exercise the duties and powers customary to such employees of corporations similar to the Corporation and, more specifically, shall exercise the duties and powers as may be assigned by the President and/or the Board of Directors of the Corporation from time to time, consistent with the best interests of the Corporation's business. The Employee agrees to devote his full time, attention and effort to the performance of his duties hereunder and shall serve the Corporation faithfully and diligently.

      2. Compensation. The Corporation shall pay to the Employee, as consideration for his services hereunder, a basic salary of $XX,XXX per year, in bimonthly installments. The salary shall be subject to periodic review and adjustment by the Corporation's Board of Directors or such officer of the Corporation that the Board of Directors may designate.

      3. Term. The term of employment hereunder shall commence as of XXXXXX, 1996, and shall continue in full force and effect from time to time unless and until the Employee resigns or the Employee's employment is terminated by the Corporation.

      In the event of such resignation or termination, the Employee authorizes the Corporation to use any funds owed to Employee from unpaid payroll, contingent compensation, the proceeds of insurance policies, and the holdings of employee benefit plans for the discharge of any obligation owed by the Employee to the Corporation, and Employee agrees to execute any further authorization, assignment, or other document which may be required for this purpose.

      4. Reimbursement for Expenses. The Corporation shall reimburse the Employee for all ordinary and necessary expenses incurred on behalf of the Corporation and its business pursuits, but payments shall be made only against an itemized list of such expenses, which list shall be subject to examination and approval by the Board of Directors or an officer designated by the Board of Directors.

      5. Employee's Benefits. The Employee shall be entitled to participate in any employee benefit plans maintained by the Corporation for the benefit of its employees of a class in which the Employee shall qualify. By way of illustration and not limitation, the Employee shall be entitled to participate in any profit-sharing plans; group health, life or accident insurance plans; medical reimbursement plans and wage contribution plans.

      6. Confidentiality. The Employee shall not, at any time during the term of this Agreement or thereafter, whether or not in the employ of the Corporation, communicate or divulge to, or use for the benefit of, any person, firm, corporation or association, any of the trade secrets, confidential business information, written memoranda, client or third party reports, laboratory notebooks or other data used by Corporation in its business and communicated to or acquired by Employee while in the employment of the Corporation. Employee also agrees to abide by the provisions of any confidentiality agreements executed between the Corporation and its clients or between the Corporation and third parties. The Employee agrees that any and all files, working papers, tapes, computer disks, documents, memoranda or other materials used or prepared by him in the course of his employment shall be and remain the sole property of the Corporation. Upon termination of employment, the Employee shall not, without written consent of the Board of Directors, remove any originals or copies of such files, working papers, tapes, documents, memoranda or other materials; and shall turn over to the Corporation all such materials which are in his possession, custody or control.

      7. Inventions, Patents, Copyrights. Employee agrees to communicate and assign, without compensation, to the Corporation all inventions, patentable ideas, trade secrets, discoveries, or improvements (whether or not patentable and whether or not reduced in writing or to practice) which Employee may make during the term of employment, whether conceived during or outside of the Corporation's normal working hours.

      If requested to do so by the Corporation, Employee agrees to do whatever is necessary to take out patents in any country and to assign all patents and applications, whether U.S. or foreign, relating to them to the Corporation, before leaving its employment. It is understood that the cost of making such assignments and procuring patents shall be paid by the Corporation or its clients. Employee further agrees that rights to all royalties resulting from such patents will be the property of the Corporation or its clients.

      If requested, but not otherwise, Employee agrees to take out copyrights on work resulting from specific Corporation or clients assignments and to assign such copyrights to the Corporation or its clients. It is understood that the cost of making such assignments and procuring copyrights


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

shall be paid by the Corporation or its clients. Employee further agrees that the rights to royalties resulting from such copyrights will be the property of the Corporation or its clients. It is understood, however, that copyrights resulting from professional activities of a general nature not resulting from a specific Corporation or client assignment are the property of Employee.

      8. Prior Commitments. Employee certifies that to the best of Employee's knowledge, he has no commitments to any present or former employer, or to any other parties, which could create a conflict of interest on behalf of the Corporation or its clients, and that Employee is free to disclose and make use of nonconfidential information, except as noted in Attachment A.

      Employee further certifies that he has no commitments or restrictions on his service as a result of past or present consulting agreements, directorships, ownership or other position or in connection with any other organization, and will not enter into such commitments without prior discussions with the Corporation, except as noted in Attachment A.

      Employee further certifies that he is not committed to publish any work of Employee, or have his name used in connection with any publication or promotional material which may appear subsequent to his employment, except as noted in Attachment A.

      Employee further certifies that he claims no rights in any invention or other intellectual property developed prior to his employment which could cause a conflict between the Company and the Employee, except as noted in Attachment A.

      9. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, shall be settled by arbitration in the Commonwealth of Virginia in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association. Judgment upon the award rendered may be entered in any Court having jurisdiction thereof. Any award rendered hereunder shall be final and binding on all parties thereto.

      10. Gender. Whenever the context so indicates, the masculine gender includes the feminine and/or the neuter and the singular includes the plural.

      11. Construction. This Agreement shall be construed, interpreted and applied under and in accordance with the laws of the Commonwealth of Virginia.

      12. Non-Waiver. The failure of the Corporation in any instance to insist upon a strict performance of the terms of this Agreement or to exercise any option hereunder, shall not be construed as a waiver or a relinquishment for the future of such term or option.

      13. Parties Bound. The terms and provisions of this Agreement shall be binding upon the parties hereto, their legal representatives, successors and assigns.


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

      14. Entire Agreement. This instrument contains the entire agreement between the parties. No statement, promises or inducements made by any party hereto, or agent of either party hereto, which is not contained in this written contract, shall be valid or binding; and this contract may not be enlarged, modified or altered except in writing and signed by all the parties.

IN WITNESS WHEREOF, the Employee has signed and the Corporation has caused to be properly executed on its behalf, this Employment Agreement as of the day and year first hereinabove written.

Employee


_________________________________



Hagler Bailly Consulting, Inc.


By:

_________________________________      Title:  ________________________________


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

             ATTACHMENT A: BUSINESS ETHICS AND CONFLICTS OF INTEREST

Hagler Bailly, Inc. believes that its directors, officers, and employees and the directors, officers and employees of its subsidiaries must follow the highest standards of legal and ethical conduct in the pursuit of their duties. Company transactions must be conducted on an "arms-length" basis. Directors, officers, and employees must ensure that their personal interests do not conflict with the interests of the company. Even the appearance of a conflict of interest can be detrimental to the company's business interests. Employees must be sensitive to, and avoid, situations that would interfere, or appear to interfere, with the proper performance of their corporate responsibilities. All employees have an obligation to identify and disclose any interests that conflict or might reasonably be expected to conflict with their duties as employees of the company.

To provide continuing guidance in this area, the Board of Directors of Hagler Bailly Consulting, Inc. has adopted the following resolution:

WHEREAS, it has been the long-standing policy that the Company's directors, officers and employees should avoid positions or interests which would, or might reasonably appear to, conflict with the proper performance of the duties which such persons owe to the Company; and

WHEREAS the Board of Directors deems it desirable to reaffirm this traditional policy and to establish a procedure for disclosure to the Board of any material interest or affiliation which is in conflict or is likely to conflict with the duties of such person;

      NOW, THEREFORE, BE IT RESOLVED, that it is the policy of this Company that no director, officer, or employee shall have any position with or substantial interest in any other business enterprise operated for profit, the existence of which conflicts or might reasonably be expected to conflict with the proper performance of such person's duties and responsibilities to the Company, or which tend to affect such person's independence of judgment with respect to transactions between the Company and such other business enterprise, without full and complete disclosure thereof to the Chairman of the Board or the General Counsel; and

      RESOLVED FURTHER, that the Chairman of the Board and/or the President are each authorized and directed to establish and, from the time to time, amend such program as either of them deems reasonable and proper for the implementation and supervision of this Company policy. For these purposes, either of them may delegate this authority, or such parts thereof as may seem to either of them to be appropriate, to such officers of the Company as either of them may designate.

This Statement should not be construed as prohibiting participation in activities such as civic or professional association affairs as long as the time devoted to those activities does not unreasonably interfere with the ability of such person to perform his or her Company duties.

In accepting public office or participating in political activity, officers, directors, and employees may not hold themselves out as acting as representatives of the Company rather than as individual citizens. An individual's position with the Company may not be used to infringe upon the right of an employee to decide whether, to whom, and in what amount a personal political contribution will be made.

Gifts and Gratuities

It is the duty of each director, officer, and employee to refrain from giving and to avoid receiving, either for themselves or for close members of their families, gifts, gratuities, entertainment, discounts, loans or other benefits which are given or may appear to be given for the purpose, or which might have the effect, of improperly influencing their own judgment in the performance of Company duties or the judgments of others with whom they are transacting Company business.

This policy is not intended to prohibit (1)gifts or other benefits (not in excess of $100) given merely as tokens of respect or friendship on occasions such as Christmas, birthdays, and the like, not related in any way to any particular transaction or series of transactions, (2) entertainment which is within normal business practices, or (3)loans by any financial institution made in the ordinary course of its business at normal rates of interest.

Company funds and property are, of course, to be used only for legitimate Company purposes and are to be disbursed only in accordance with standard Company requisition, recording, and approval procedures.

Business Dealings

Each director, officer, and employee should avoid having a financial interest in any transaction which might be detrimental to the Company or adversely affect the exercise of his or her official judgment. If the Company is engaged in a business transaction with a third party with whom an officer or an employee, or a member of such person's immediate family is affiliated or in which such person has an interest, such person should make his or her position known to both organizations and he or she should refrain from participation in negotiations or decisions with respect to that transaction. In the case of a director who may have diversified business interests, the director should disqualify himself in any voting by the Board of Directors with respect to such a transaction.

This policy is intended to prohibit rebates, kick-backs, profit sharing arrangements, and compensation in any form from any third party who is dealing with the Company.

An officer may not serve as an employee, officer or director nor may he or she receive any compensation from an outside corporation or business organization without the prior approval of the Chairman of the Board.

List of Potential Conflict of Interest Situations


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

Set forth below is a list of circumstances in which a conflict of interest on the part of an officer or employee would or might arise, and which should be reported to the General Counsel.

1. Involvement with Suppliers, Contractors or Customers.

      (a) Ownership of a material interest in any supplier, contractor, subcontractor, customer or other entity with which the Company does business.

      (b) Acting in any capacity - including director, officer, partner, consultant, employee, distributor, agent or the like - for suppliers, contractors, subcontractors, customers or other entities with which the Company does business.

      (c) Acceptance, directly or indirectly, of payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which the Company does business, other than gifts or other benefits expressly permitted by this Statement.

      (d) Leasing office space to suppliers, contractors or customers of the Company, or leasing office space directly to the Company.

2. Misuse of Information or Facilities to which an Officer or Employee has Access Through the Company.

      (a) Use of such information or facilities in a manner which will be detrimental to the Company's interest, or utilization for one's own benefit of information developed through the Company.

      (b) Disclosure or other misuse of confidential or unpublished information of any kind obtained through an individual's connection with the Company.

3. Ownership of Property Affected by Company or Acquired as a Result of Company Information.

      (a) Ownership or acquisition of property or interests, the value of which has been or is likely to be affected by an action of the Company influenced by or resulting from a decision or recommendation of the officer or employee owning such property.

      (b) Ownership or acquisition of any property or interest where confidential or unpublished information obtained through the Company has in any way been involved in such ownership or acquisition.

4.    Appropriation or Diversion of Corporate Opportunity.


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

      The appropriation to oneself or the diversion to others, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that the Company would be interested, e.g., opportunity for purchase or lease of real estate, or the acquisition of an entity which the Company may wish to acquire.

5.    Interest in or position with Competitor.

      (a) Ownership, directly or indirectly, by an officer or employee of a material interest in an enterprise in competition with the Company or any of its subsidiaries.

      (b) Acting as director, officer, partner, consultant, employee or agent of any enterprise which is in competition with the Company or any of its subsidiaries.

For the Purposes of this Policy Statement:

Ownership, acting, acceptance or acquisition shall be deemed to include ownership, acting, acceptance or acquisition by the spouse of an officer or employee, by members of his or her immediate family or by close relatives and shall be reported by such officer or employee if the facts with respect thereto are known to him or her. No officer or employee is required to make any investigation as to the action or interest of those who are not residing in his or her home.

An interest is "material" within the meaning of this Statement when it is significant either in reference to the officer's or employee's financial position or in reference to the size of the entity involved. It is not possible to define "material" in such a way as to assist each employee in identifying all of the activities and practices which can cause difficulties under various laws or policies. A familiarity with this Statement should help employees to recognize the kinds of situations that are likely to raise questions. In case of any question or doubt, materially should be presumed and the conflict of interest should be disclosed to the Company.

Certification

I certify that I have reviewed the Statement of Policy Concerning Business Ethics and Conflicts of Interest and fully understand my responsibility to comply with the policies contained in the Statement. I am aware that my failure to comply with such policies will subject me to appropriate disciplinary measures which may include dismissal. I will perform my duties and responsibilities in a manner consistent with its spirit and intent.

I have considered the application of this Statement of Policy to my personal situation and business affiliations, and report as follows:

1. I represent that I have no interest which might be deemed to be a conflict of interest with the interests of the Company, except as follows:


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

2. If there arises after the date of this report any possible conflicts of interest, I will immediately report them to the Company.

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